UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 17, 2025

SUMMIT HOTEL PROPERTIES, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-35074	27-2962512
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer Identification No.)
of incorporation or organization)

13215 Bee Cave Parkway, Suite B-300
Austin, TX  78738
(Address of Principal Executive Offices) (Zip Code)

(512) 538-2300
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	INN	New York Stock Exchange
Series E Cumulative Redeemable Preferred Stock, $0.01 par value	INN-PE	New York Stock Exchange
Series F Cumulative Redeemable Preferred Stock, $0.01 par value	INN-PF	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

☐    Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.    Entry into a Material Definitive Agreement.

Pursuant to the Amendments described herein, the interest payable pursuant to each respective credit agreement has been reduced by removing the 0.10% credit spread adjustment to the term SOFR rate therein.

On December 17, 2025, Summit Hotel OP, LP (the “Operating Partnership”), as borrower, Summit Hotel Properties, Inc. (the “Company”), as parent guarantor, the subsidiary guarantors party thereto, the lenders party thereto and Bank of America, N.A. (“BofA”), as administrative agent, entered into an amendment to that certain Delayed Draw Term Loan Agreement, dated as of March 27, 2025, by and among the Operating Partnership, the Company, BofA and the other parties party thereto (the “DDTL Amendment”).

On December 17, 2025, Summit JV MR 1, LLC (“MR1”), as borrower, Summit Hospitality JV, LP (“GIC Joint Venture”), the subsidiary guarantors party thereto, the lenders party thereto and BofA, as administrative agent, entered into an amendment to that certain Credit Agreement, dated as of September 15, 2023, by and among MR1, GIC Joint Venture, BofA and the other parties party thereto (the “GIC JV Credit Facility Amendment”).

On December 17, 2025, the Operating Partnership, as borrower, the Company, as parent guarantor, the subsidiary guarantors party thereto, the lenders party thereto and Regions Bank (“Regions”), as administrative agent, entered into an amendment to that certain Credit Agreement dated as of February 26, 2024, by and among the Operating Partnership, the Company, Regions and the other parties party thereto (the “2024 Term Loan Amendment”).

On December 17, 2025, the Operating Partnership, as borrower, the Company, as parent guarantor, the subsidiary guarantors party thereto, the lenders party thereto and BofA, as administrative agent, entered into an amendment to that certain Amended and Restated Credit Agreement dated as of June 21, 2023, by and among the Operating Partnership, the Company, BofA and the other parties party thereto (the “OP Credit Facility Amendment” and together with the DDTL Amendment, GIC JV Credit Facility Amendment and 2024 Term Loan Amendment, the “Amendments”).

Item 2.03.    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information contained in Item 1.01 concerning the Company’s and Operating Partnership’s direct financial obligations is incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
10.1
First Amendment to Delayed Draw Term Loan Agreement, dated as of December 17, 2025, among Summit Hotel OP, LP, as Borrower, Summit Hotel Properties, Inc., as Parent Guarantor, the other Guarantors from time to time party thereto, the Lenders from time to time party thereto and Bank of America, N.A., as Administrative Agent

10.2
Second Amendment to Credit Agreement, dated as of December 17, 2025, among Summit JV MR 1, LLC, as Borrower, Summit Hospitality JV, LP, the other Guarantors from time to time party thereto, the Lenders from time to time party thereto and Bank of America, N.A., as Administrative Agent

10.3
Third amendment to Credit Agreement, dated as of December 17, 2025, among Summit Hotel OP, LP, as Borrower, Summit Hotel Properties, Inc., as Parent Guarantor, the other Guarantors from time to time party thereto, the Lenders from time to time party thereto and Regions Bank, as Administrative Agent

10.4
Fourth Amendment to Amended and Restated Credit Agreement, dated as of December 17, 2025, among Summit Hotel OP, LP, as Borrower, Summit Hotel Properties, Inc., as Parent Guarantor, the other Guarantors from time to time party thereto, the Lenders from time to time party thereto and Bank of America, N.A., as Administrative Agent

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SUMMIT HOTEL PROPERTIES, INC.

Date: December 18, 2025	By:	/s/ Christopher R. Eng
Christopher R. Eng Executive Vice President, General Counsel, Chief Risk Officer and Secretary